SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☒Preliminary Proxy Statement
☐ Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

COMMAND SECURITY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D,
Lagrangeville, New York 12540
July 29, 2008

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Shareholders of Command Security Corporation, which will be held on September 18, 2008 at 12:00 p.m., local time, at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019.

The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and proxy statement.

Your vote is important. After reading the proxy statement, please mark, date, sign and return the enclosed proxy card in the prepaid envelope to ensure that your shares will be represented at the meeting in case you are unable to attend in person. If you attend the meeting, you may vote your shares in person, even if you have signed and returned the proxy card.

We have enclosed a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

We look forward to seeing you at the Annual Meeting.

Sincerely yours, Barry I. Regenstein President and Chief Financial Officer

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D
Lagrangeville, New York 12540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 18, 2008

TO THE SHAREHOLDERS OF COMMAND SECURITY CORPORATION:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Command Security Corporation, a New York corporation (the “Company”), will be held on September 18, 2008 at 12:00 p.m., local time, at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, for the following purposes:

1.	To elect three (3) Class II directors to serve on our Board of Directors until our 2010 annual meeting of shareholders, or until their respective successors have been duly elected and qualified;

2.	To ratify the selection of D'Arcangelo & Co., LLP as our independent accountants for the fiscal year ending March 31, 2009;

3.	To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares; and

4.
To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Our Board of Directors is not presently aware of any other matter that may be raised for consideration at the Annual Meeting.

All of the foregoing is more fully set forth in the proxy statement accompanying this notice.

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 is being mailed to shareholders along with the attached proxy statement.

Our Board of Directors has fixed the close of business on July 18, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. All holders of record of shares of the Company's common stock as of the record date will be entitled to attend and vote at the Annual Meeting.

A complete list of shareholders entitled to vote will be available for examination by any shareholder of the Company for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices at 1133 Route 55, Suite D, Lagrangeville, New York for the 10-day period immediately preceding the Annual Meeting.

Shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy card to ensure that your shares are represented at the Annual Meeting. You may attend the Annual Meeting and vote your shares personally, even if you have sent in a proxy.

July 29, 2008

By Order of the Board of Directors

Barry I. Regenstein
President and Chief Financial Officer

IMPORTANT: Please mark, date, sign and return the enclosed proxy card as soon as possible. The proxy is revocable and it will not be used if you (i) give written notice of revocation to the Secretary of the Company, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540, prior to the vote to be taken at the Annual Meeting, (ii) submit a later-dated proxy or (iii) attend and vote at the Annual Meeting.

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D
Lagrangeville, New York 12540

PROXY STATEMENT

FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

GENERAL QUESTIONS AND ANSWERS

When is the Proxy Statement being mailed?

A:
This Proxy Statement of Command Security Corporation (which we refer to in this Proxy Statement as the “Company,” “we,” “us” or “our,” as the context requires) will first be mailed on or about August 8, 2008 to shareholders of the Company by the Board of Directors (the “Board”) to solicit proxies for use at the Annual Meeting.

When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on September 18, 2008 at 12:00 p.m. New York time at the offices of our legal counsel, Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York.

Who is asking for my vote at the Annual Meeting?

A:
The Board asks that you vote on the proposals listed in the Notice of the Annual Meeting of Shareholders. The votes will be taken at the Annual Meeting on September 18, 2008 or, if the Annual Meeting is adjourned, at any later meeting. The Board recommends that you vote “FOR” each of the proposals presented in this Proxy Statement.

Who may attend the Annual Meeting?

A:
All shareholders of the Company may attend the Annual Meeting. Shareholders entitled to attend and vote at the above meeting are entitled to appoint one or more proxies to attend and vote in their place. A person to whom a proxy is granted need not be a shareholder of the Company.

Who is entitled to vote?

A:	Shareholders as of the close of business on July 18, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. Each common share is entitled to one vote.

What am I being asked to vote on?

A:	You are being asked to vote on:

1.
The election of three (3) Class II directors to serve on our Board of Directors until our 2010 annual meeting of shareholders, or until their respective successors have been duly elected and qualified;

2.	The ratification of the appointment of D'Arcangelo & Co., LLP as our independent public accounting firm for the fiscal year ending March 31, 2009;

3.	An amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock common stock from 20,000,000 shares to 50,000,000 shares; and

4.	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

How do I vote?

A:
You may vote by either attending the Annual Meeting or by appointing a proxy by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual Meeting, you may revoke your proxy by voting in person.

All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:

•	“FOR” the election of each of the three (3) persons identified in “Proposals for Election of Directors” as nominees for election as Class II directors of the Company for terms expiring in 2010;

•	“FOR” the ratification of D'Arcangelo & Co., LLP as the independent public accounting firm for the Company for the fiscal year ending March 31, 2009;

•	“FOR” the amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares; and;

•	At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting.

Where a shareholder has properly specified how a proxy is to be voted, it will be voted by the proxy in the manner specified.

Can I change my vote after I have returned my proxy card?

A:	Yes. You may revoke your proxy by:

•	sending a written notice of revocation or another signed proxy with a later date to the Company’s principal executive offices, P.O. Box 340, 1133 Route 55, Suite D. Lagrangeville, New York 12540; or

•	attending the Annual Meeting and voting in person.

What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are held in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

My common shares are held in “street name.” Will my broker vote my shares at the meeting?

A:
If your shares are held in the name of a broker, then only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Remember that your shares cannot be voted unless you return a signed and executed proxy card to your broker. However, please be advised that broker non-votes with respect to any matter to be voted on at the Annual Meeting will not be voted but will be counted as present to determine whether there is a quorum for voting purposes on such matters at the Annual Meeting. Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner of the shares. Please sign, date and promptly mail the enclosed proxy card in the envelope provided by your broker.

Under New York law, corporate action taken at a shareholders' meeting is generally based on the votes cast. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. Therefore, abstentions and broker non-votes generally have no effect in determining whether a proposal is approved by Shareholders. Directors are elected by a plurality of the votes cast, while approval of Proposal 2, to ratify the Board’s selection of our independent accountants, requires the affirmative vote of a majority of the votes cast at the Annual Meeting. However, approval of Proposal 3, to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock, requires the affirmative vote of a majority of all of our outstanding common shares, not merely of the votes cast. Accordingly, abstentions and broker non-votes in connection with Proposal 3 will have the same effect as a vote against Proposal 3.

Who will count the vote?

A:	Martin C. Blake, Jr., our Chief Operating Officer, will tabulate the votes and act as inspector of election.

What constitutes a quorum for the Annual Meeting?

A:
As of the Record Date, 10,757,216 common shares of the Company were issued, outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of shareholders holding at least fifty percent (50%) of the issued and outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum for purposes of the matters to be voted upon at the Annual Meeting. If you submit a properly executed proxy card, then the common shares covered by that proxy card will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum.

What is the required vote for election of each director?

A:
Members of our Board will be elected by a plurality of the affirmative votes cast in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the three (3) nominees for Class II director receiving the highest number of affirmative votes for such class will be elected. A shareholder may, with respect to the election of directors, (i) vote for the election of all of the nominees, (ii) withhold authority to vote for any one or more of the nominees or (iii) withhold authority to vote for all of the nominees by so indicating in the appropriate spaces on the enclosed proxy card. Because the nominees will be elected by a plurality vote, neither broker non-votes nor shares abstaining from the vote on the proposal to elect the slate of nominees will have an effect on the outcome of the vote on Proposal One. If you are in favor of the slate of nominees, you are urged to vote “for” each nominee identified in Proposal One.

What vote is required to ratify the Board’s selection of our independent registered public accounting firm?

A:
The affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board’s selection of our independent public accounting firm. With respect to the approval of the ratification of the appointment of the independent accountants, abstentions are considered to be shares present and entitled to be cast and will have the effect of a negative vote on the matter, and broker “non-votes” are not counted as shares eligible to vote and will have no effect on the outcome of the matter. If you are in favor of the ratification of the appointment of our independent accountants, you are urged to vote “for” Proposal Two. Shareholder ratification of the selection of D'Arcangelo & Co., LLP as our independent public accountants is not required by our By-laws or other applicable legal requirement. However, the Board is submitting the selection of D'Arcangelo & Co., LLP to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the audit committee of our Board of Directors (the “Audit Committee”) will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our and our shareholders' best interests.

What vote is required to amend our Certificate of Incorporation to increase the number of our authorized common shares?

A:
The affirmative vote of a the holders of a majority of our outstanding common shares, whether or not present in person or represented by proxy at the Annual Meeting, is required to approve the amendment to our Certificate of Incorporation to increase the number of our authorized common shares. With respect to the proposal to approve the amendment to our Certificate of Incorporation, abstentions and broker “non-votes” are considered to be shares present and entitled to be cast and will have the effect of a negative vote on the matter. If you are in favor of the amendment to our Certificate of Incorporation to increase the number of our authorized common shares, you are urged to vote “for” Proposal Three.

Are there other matters to be acted upon at the Annual Meeting?

A:	We are not aware of any other matters to be presented or acted upon at the Annual Meeting.

If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

How are proxies being solicited?

A:
Proxies may be solicited by mail, advertisement, telephone, via the Internet or in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Company's solicitation material to their customers for whom they hold shares. We will reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of our common shares and obtaining voting instructions from beneficial owners of our common shares.

When are shareholder proposals for inclusion in the proxy statement for the 2009 Annual Meeting due?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to us in a timely manner.

A proposal by a shareholder intended for inclusion in our proxy materials for the 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us marked for the attention of the Secretary, Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York, 12540, on or before March 31, 2009, in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2009 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before June 15, 2009. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

Who can help answer my questions?

A:	If you have any questions about the Annual Meeting you should contact Barry I. Regenstein, our President and Chief Financial Officer, at (845) 454-3703.

As of July 29, 2008, executive officers and directors of the Company beneficially own, in the aggregate, approximately 54.0% of our outstanding common shares. They have all indicated that they intend to vote all of their shares in the manner recommended by our Board of Directors.

The entire expense of printing, preparing, assembling and mailing proxy materials and the cost of soliciting proxies will be borne by the Company.

IMPORTANT: Whether or not you intend to attend the Annual Meeting, Please mark, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that your common shares will be voted. This will not limit your right to revoke your proxy or to attend or vote at the Annual Meeting.

Proposal One

Election of Directors

Our Board is currently comprised of six (6) members divided into two classes of directors serving staggered two-year terms. Class I currently consists of three directors: Peter T. Kikis, Laurence A. Levy and Martin C. Blake, Jr. Class II currently consists of three directors: Barry I. Regenstein, Robert S. Ellin and Thomas P. Kikis.

The Class I directors of the Company will continue in office for their existing terms, which expire at the 2009 annual meeting of shareholders or when their respective successors are elected and have been duly elected and qualified. The Class II directors of the Company to be elected at the Annual Meeting will serve for a term of two years, expiring at the annual meeting of shareholders in 2010 or until their respective successors are elected and have qualified.

Unless authority to vote for directors is withheld, the Company intends that the shares represented by the enclosed proxy will be voted for the election of the nominees listed below. In the event the nominees become unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such persons as the Board of Directors may select. The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

Directors are elected by a plurality vote of the aggregate voting power of the shares of outstanding common stock, present in person or represented by proxy, voting together as a single class. Accordingly, the three (3) nominees for Class II director receiving the highest number of affirmative votes for such class will be elected.

Directors

Set forth below is certain information regarding the Company's directors, including information furnished by them as to their principal occupations and business experience for the past five years, membership on committees of the board and directorships held by them in other publicly-held companies, their respective ages as of July 29, 2008 and the year in which each became a director of the Company. Each director has served continuously with the Company since his first election as indicated below.

Name	Age	Position with the Company	Director Since
Class II nominees for terms ending in 2010
Thomas P. Kikis	47	Director	2004
Robert S. Ellin	43	Director	2004
Barry I. Regenstein	51	President, Chief Financial Officer and Director	2007

Continuing Class I Directors:
Peter T. Kikis	85	Director and Chairman of the Board	2004
Martin C. Blake, Jr.	54	Chief Operating Officer and Director	2004
Laurence A. Levy	60	Director	2008

Nominees for Class II of our Board of Directors

Thomas P. Kikis has served as one of our directors since August 2004. Mr. Kikis is the managing member of Arcadia Securities, LLC, a New York based registered broker-dealer which he organized in 1998. He is also the President of Kikis Asset Management, a New York - based money management firm he started in 1991. Prior to that, he was Vice President in charge of trading and a Portfolio Manager at Deltec Securities, the New York subsidiary of an international investment bank. Previously he was an investor and a director of the Company from October 1997 to September 2000. Mr. Kikis has a B.A. from Princeton University and an Executive M.B.A. in Finance from the New York University Stern School of Business.

Robert S. Ellin has served as one of our directors since August 2004. Mr. Ellin is a Managing Member of Trinad Capital L.P., a hedge fund dedicated to investing in micro-cap public companies. Prior to joining Trinad Capital, Mr. Ellin was the founder and President of Atlantis Equities, Inc. (“Atlantis”), a personal investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public companies as well as select private company investments. Mr. Ellin frequently played an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies Mr. Ellin spearheaded investments into ThQ, Inc., Grand Toys, Forward Industries, Inc. and completed a leveraged buyout of S&S Industries, Inc., where he also served as President from 1996 to 1998. Prior to founding Atlantis, Mr. Ellin worked in Institutional Sales at LF Rothschild, and prior to that he was Manager of Retail Operations at Lombard Securities. Mr. Ellin has a B.A. from Pace University. Mr. Ellin is also a member of each of the Board of Directors of Mandalay Media, Inc. and New Motion, Inc d/b/a Artrinsic, Inc. Mr. Ellin also serves on the Board of Governors at Cedars-Sinai Hospital.

Barry I. Regenstein has served as our President since January 2006 and as our Executive Vice President and Chief Operating Officer from August 2004 until December 2005, and also as our Chief Financial Officer since October 2004. Mr. Regenstein has over 30 years of experience including 25 years in operations and finance of contract services companies. Most recently, Mr. Regenstein rendered consulting services for Trinad Capital, L.P., a shareholder of the Company, and its affiliates, from February 2004 until August 2004. Prior to that period, Mr. Regenstein served as a Senior Vice President and Chief Financial Officer of GlobeGround North America LLC (formerly Hudson General Corporation), an airport services company from 2001 until 2003. Mr. Regenstein also served as Vice President and Chief Financial Officer of GlobeGround North America LLC from 1997 to 2001 and was employed in various executive capacities with GlobeGround North America LLC since 1982. Prior to joining Hudson General Corporation, he was with Coopers & Lybrand in Washington, D.C. Mr. Regenstein is a Certified Public Accountant and received a B.S. in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University. Mr. Regenstein is also a member of each of the Board of Directors of ProLink Holdings Corporation and Mandalay Media, Inc.

Incumbent Class I Directors

Martin C. Blake, Jr. has served as one of our directors since October 2004. Mr. Blake has served as our Chief Operating Officer since January 2006. Mr. Blake has been employed by the Company since 1995, and served as Vice President and head of our Aviation Division from 1995 to December 2005. Mr. Blake  has over thirty years of experience in aviation security services. Prior to joining the Company in 1995, Mr. Blake retired as a Major in the United States Air Force, where he served in a variety of senior management positions. Mr. Blake's last assignment was as the Program Manager for Electronic Security Systems, Electronic Systems Division. In this capacity he managed a $20 million annual program responsible for global marketing, procurement and deployment of electronic security systems. He was responsible for integrating security systems and programs at international airports in Germany, Turkey and the United Kingdom. Previously, Mr. Blake was the Director of Security at the Department of Defense's largest classified air flight facility, incorporating over 1,200 square miles of restricted air space. Establishing aviation security programs for major aircraft defense contractors was an integral responsibility of his position. Mr. Blake also served as the Security Program Manager for Air Force space programs, including security for the Space Shuttle and expendable space launch vehicles. He also led the effort to integrate a shared automated entry control system for use at Cape Canaveral, Kennedy Space Center and the Johnson Space Center.

Peter T. Kikis has served as one of our directors since August 2004.  Since 1950, Mr. Kikis has been the President and a principal in Spencer Management Company, a real estate development and management company in New York. Previously he was an investor and a director of the Company from February 1995 to September 2000.

Laurence A. Levy was elected to our Board in June 2008. Mr. Levy has been practicing law for more than thirty years, including more than two decades counseling political, governmental and business leaders. Mr. Levy joined the law firm of HoltzmanVogel PLLC, in April 2008 following his tenure as General Counsel of the Rudy Giuliani Presidential Committee, Inc. and continues to be responsible for all legal matters of the Committee. Prior to joining the campaign, Mr. Levy served as Director and Counsel of Giuliani Partners from April 2003 through April 2008, a management, financial and security consulting firm. Before entering the private sector, Mr. Levy served as Deputy Counsel to Mayor Giuliani, from February 1997 through December 2001.

In addition to his political legal expertise, Mr. Levy has successfully managed large economic development projects. While working in City Hall, he helped bring the Yankee’s and Mets minor league teams to New York, and assisted in many financial and logistical aspects of building their new stadiums. In January 2002, Mr. Levy assumed a full time position as President of the Twin Towers Fund, a charity devoted to helping the families of rescue workers killed or seriously injured in the terrorist attack on the World Trade Center on September 11th. Mr. Levy continues to remain active in charitable endeavors such as Chairman of America’s Camp Foundation and President of the National Law Enforcement and Firefighters Children’s Foundation. From 1982 to 1997, Mr. Levy served on the Executive Staff of Corporation Counsel of the City of New York. He was responsible for the supervision, training and management of over 600 attorneys as well as serving as lead counsel in major litigation and directly counseling Mayors Koch, Dinkins and Giuliani. Earlier in his career he served as an Assistant District Attorney in New York and an Administrative Law Judge. Mr. Levy served as an Adjunct Professor teaching New York Practice and Trial Advocacy at St. John’s University Law School from 1996 to 2002; he received his J.D. there in 1976. He held a similar position at Fordham University School of Law teaching from 1993 to 2002.

Peter T. Kikis is the father of Thomas P. Kikis. There are no other family relationships among any of our directors or executive officers.

The Board of Directors unanimously recommends a vote FOR the election of each of the Class II nominees for director listed above.

Proposal Two
Ratification of the Appointment of D'Arcangelo & Co., LLP
as Independent Accountants

The Audit Committee has selected D'Arcangelo & Co., LLP as the independent accountants to audit the books, records and accounts of the Company for the current fiscal year ending March 31, 2009, subject to ratification by the shareholders at the Annual Meeting. D'Arcangelo & Co., LLP has audited the Company's financial statements since 1996. Although shareholder ratification is not required by our By-laws or any other applicable legal requirement, the Board is submitting the selection of D'Arcangelo & Co., LLP to the shareholders for ratification as a matter of good corporate governance. Our Board recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on ratification, our Board may reconsider its selection. A representative of D'Arcangelo & Co., LLP is expected to be present at the Annual Meeting, they will have the opportunity to make a statement and will be available to answer questions from shareholders.

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent accountants. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent accountants.

Pursuant to the Audit Committee charter, the Audit Committee is required to pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act,  or the applicable rules of the Securities and Exchange Commission (“SEC”) or the Public Company Accounting Oversight Board) to be provided to the Company by the independent accountants; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

During the fiscal years ended March 31, 2008 and 2007 and the interim period between April 1, 2008 and July 29, 2008, neither the Company nor anyone acting on its behalf consulted D'Arcangelo & Co., LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Approval of Proposal Two will require the affirmative vote of a majority of the common shares present or represented by proxy at the Annual Meeting and entitled to vote.

The following table sets forth the aggregate fees billed by D'Arcangelo & Co., LLP for audit and non-audit services rendered to the Company in our fiscal years ended March 31, 2007 and 2008. These fees are categorized as audit fees, audit related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

Fee Category	Fiscal 2007	Fiscal 2008
Audit Fees	$145,730	$168,009
Audit-Related Fees	34,900	16,000
Tax Fees	20,000	55,575
All Other Fees	6,132	19,548
	$206,762	$259,132

Audit fees. These fees generally consist of professional services rendered for the audits of the financial statements of the Company and its internal control over financial reporting, quarterly reviews, consents, income tax provision procedures and assistance with and review of documents filed with the SEC.

Audit-related fees. These fees generally consist of assurance and other services related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent registered public accounting firm, issuance of consents, due diligence related to acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees. These fees generally relate primarily to tax compliance, including review and preparation of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses and tax due diligence relating to acquisitions. They also include fees for state and local tax planning and consultations with respect to various tax matters.

All other fees. These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews and assessments and audits of various contractual arrangements.

The Board of Directors has determined that the services rendered by D'Arcangelo & Co., LLP are compatible with maintaining their independence as the Company's principal accountants and independent auditors.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of D'Arcangelo & Co., LLP as the Company's independent accountants for our fiscal year ending March 31, 2009.

Proposal Three
Amendment to Certificate of Incorporation to
Increase Number of Authorized
Shares of Common Stock

Presently, our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of July 29, 2008, the Company had outstanding approximately 10,757,216 shares of common stock and no shares of preferred stock.

Under the proposed amendment, the number of authorized shares of common stock would be increased from 20,000,000 to 50,000,000 shares, which would leave us with 39,242,784 shares of common stock authorized and unissued as of July 29, 2008.

The amendment would provide us with the ability to issue common stock for a variety of corporate purposes. These include issuances in connection with the acquisition of a business, to raise cash to expand our business and for equity incentive plans for our employees. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further shareholder approval and holding a special shareholders' meeting before such issuances(s) could proceed, except as provided under New York law or under the rules of the American Stock Exchange (which requires shareholder consent for acquisition transactions involving a 20% or greater increase in the number of our listed shares). The proposed increase in the number of shares of common stock will not change the number of shares of stock outstanding, have any immediate dilutive effect or change the rights of current holders of stock. However, to the extent that the additional authorized shares of capital stock are issued in the future, they may decrease existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and may dilute earnings and book value on a per share basis. Shareholders do not have preemptive rights to acquire the common stock authorized by this amendment, which means that current shareholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership thereof.

Our Board of Directors believes that it is in the best interests of the shareholders for the Board of Directors to have the flexibility to issue additional shares of common stock in any or all of the above circumstances. Although the issuance of additional shares of common stock could, in certain instances, discourage an attempt by another person or entity to acquire control of us, we have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes.

Our Board of Directors has no present arrangements or agreements to issue any of the proposed additional authorized shares of common stock. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an on-going basis to determine if such actions would be in the best interests of the Company and our shareholders.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 20,000,000 shares to 50,000,000 shares.

Other Information

Information Concerning Executive Officers

The executive officers of the Company, along with their respective ages and positions with the Company, as of July 29, 2008, are set forth below. We refer to these individuals as our “Named Executive Officers.”

Name	Age	Position with the Company

Barry I. Regenstein	51	President and Chief Financial Officer
Martin C. Blake, Jr.	54	Chief Operating Officer
John C. Reed	43	Regional Vice President - New England
William A. Vigna	46	Regional Vice President - Mid-Atlantic
Marc W. Brown	52	Vice President--Corporate and Regional Vice President—West Region

See “Proposal 1-Election of Directors - Nominees for Class II of our Board of Directors” and “Proposal 1-Election of Directors - Incumbent Class I Directors” for information relating to Mr. Regenstein and Mr. Blake, respectively.

John C. Reed joined Command Security in February 2001 as a Regional Manager of Connecticut and Massachusetts. In January 2007, Mr. Reed was promoted to his current position Regional Vice-President for the New England Region of Command Security Corporation covering all of Connecticut, Massachusetts, Rhode Island, New Hampshire, Vermont and Maine. Mr. Reed also oversees Command Security Corporation’s operations in Chicago, IL. Prior to joining Command Security Corporation, Mr. Reed worked with U.S. Security Associates in charge of New England operations. His Boston operation was one of the largest operations within the New England Region. Mr. Reed began his career working with JKA Enterprises as a Field Director handling accounts for Ford Motor Credit and the Bank of New England. Mr. Reed is a former law enforcement officer from Tennessee and Massachusetts where he had been assigned to the patrol and investigation division.

William A. Vigna joined Command Security in January 2007 and has oversight for our offices in various locations in Delaware, Maryland, Pennsylvania, New Jersey and New York. Mr. Vigna began his career in 1981 with Pinkerton Security Services (formerly California Plant Protection and currently, Securitas). He rose through the ranks from supervisor to area manager with responsibility for over $30 million in revenue. In 1989, Mr. Vigna became the Vice President for Management Safeguards, a division of United Security Group which in 1995 was acquired by Command Security Corporation. He then joined Bell Security, Inc. as Vice President of New Jersey Operations. He remained there until 2001 and managed all financial and operational aspects of the company. In 2001, Mr. Vigna joined Winfield Security, a New York-based regional contract security services company as the Regional Manager for New Jersey Operations.

Marc W. Brown joined Command Security in April 2007 as Vice President - Corporate and Regional Vice President for the West Region. Prior to joining Command Security Corporation, Mr. Brown served from 2000 to 2007 as President of Brown Security Industries, Inc. (“BSI"), and as Chief Executive Officer and Chief Financial Officer, respectively, of BSI's wholly-owned subsidiaries Rodgers Police Patrol, Inc. and Strategic Security Services, Inc. Mr. Brown was employed in various executive capacities with BSI since 1988.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information with respect to beneficial ownership of our common shares as of July 29, 2008 by:

•	each person known by us to beneficially own more than 5% of our outstanding common shares;

•	individuals serving as our Named Executive Officers;

•	each of our directors and nominees for director; and

•	all executive officers, directors and director nominees as a group.

Except as otherwise noted, the address of each person/entity listed in the table is c/o Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540. The table includes all common shares that may be issued within 60 days of July 29, 2008 upon the exercise of options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes all common shares as to which such persons have voting and investment power. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all common shares stated as being beneficially owned. The applicable percentage of ownership for each shareholder is based on 10,757,216 common shares outstanding as of July 29, 2008, together with applicable options or warrants exercisable for common shares held by such shareholder. Common shares that may be issued upon exercise of options and other rights beneficially owned (and that may be exercised within 60 days of July 29, 2008) are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Certain Beneficial Owners

Trinad Capital, L.P.(3) 2121 Avenue of the Stars Suite 2550 Los Angeles, California 90067	2,686,383	25.0%

Named Executive Officers

Barry I. Regenstein(4)	500,100	4.4%

Martin C. Blake, Jr.(5)	200,000	1.8%

John C. Reed	--	*

William A. Vigna	--	*

Marc W. Brown(7)	322,024	3.0%

Directors and Director Nominees**

Robert S. Ellin(6) 2121 Avenue of the Stars Suite 2550 Los Angeles, California 90067	2,716,383	25.2%

Thomas P. Kikis(8) Arcadia Securities 720 Fifth Avenue 10th Floor New York, New York 10019	1,003,293	9.3%

Peter T. Kikis(9) Arcadia Securities 720 Fifth Avenue 10th Floor New York, New York 10019	1,505,555	13.9%

Laurence A. Levy(10)	16,667	*
HoltzmanVogel PLLC
1177 Avenue of the Americas
19th Floor
New York, NY 10036

All Executive Officers and Directors (including Director Nominees) as a Group (9 Persons)	6,297,355	54.0%
_________________
* Less than 1%.
**Information with respect to our common shares that are owned by Messrs. Regenstein and Blake, each of whom is also a member of our Board of Directors, is set forth above in this table under the heading “Named Executive Officers.”

(1) Except as otherwise indicated below, each named person has voting and investment powers with respect to the securities owned by them.

(2) Based on 10,757,216 common shares outstanding at July 29, 2008 calculated in accordance with Rule 13d-3(d)(1)(I) as promulgated under the Exchange Act.

(3) Robert S. Ellin, one of our directors, is a managing member of Trinad Advisors GP, LLC, the general partner of Trinad Capital, L.P. and a limited partner of Trinad Capital, L.P. Mr. Ellin expressly disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4) Consists of (i) 100 common shares owned directly by Mr. Regenstein, and (ii) options exercisable within 60 days of July 29, 2008 to purchase 500,000 common shares at an exercise price of $1.35 per share.

(5) Consists of options exercisable within 60 days of July 29, 2008 to purchase 200,000 common shares at an exercise price of $1.35 per share.

(6) Consists of (i) 2,686,383 common shares held by Trinad Capital, L.P., (ii) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.05 per share held by Mr. Ellin, (iii) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.67 per share held by Mr. Ellin and (iv) 10,000 shares that may be issued upon the exercise of options at an exercise price of $3.19 per share held by Mr. Ellin. Mr. Ellin is a managing member of Trinad Advisors GP, LLC, the general partner of Trinad Capital, L.P. and a limited partner of Trinad Capital, L.P. Mr. Ellin expressly disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7) Consists of (i) 272,024 common shares owned directly by Mr. Brown, and (ii) options exercisable within 60 days of July 29, 2008 to purchase 50,000 common shares at an exercise price of $3.00 per share.

(8) Consists of (i) 668,293 common shares owned directly by Mr. Thomas Kikis, (ii) 200,000 common shares held by Mr. Thomas Kikis’ wife and children for which Mr. Thomas Kikis has the discretion to vote and dispose, (iii) 105,000 common shares held by the Kikis Family Foundation over which Mr. Thomas Kikis has discretionary investment authority; 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.05 per share held by Mr. Thomas Kikis, (iv) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.67 per share held by Mr. Thomas Kikis, and (v) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $3.19 per share held by Mr. Thomas Kikis. Mr. Thomas Kikis is the son of Mr. Peter Kikis. Mr. Thomas Kikis expressly disclaims any beneficial ownership of securities of the Company held by Mr. Peter Kikis.

(9) Consists of (i) 1,460,555 common shares owned directly by Mr. Peter Kikis, (ii) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $2.05 per share held by Mr. Peter Kikis, (iii) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $2.67 per share held by Mr. Peter Kikis, and (iv) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $3.19 per share held by Mr. Peter Kikis. Mr. Peter Kikis is the father of Mr. Thomas Kikis. Mr. Peter Kikis expressly disclaims any beneficial ownership of securities of the Company held by Mr. Thomas Kikis.

(10) Consists of options exercisable within 60 days of July 29, 2008 to purchase 16,667 common shares at an exercise price of $2.68 per share held by Mr. Levy.

Board Meetings and Committees

During the fiscal year ended March 31, 2008, our Board held a total of three meetings, and all incumbent directors attended at least 75% of the meetings of our Board and the meetings of committees, if any, upon which such directors served. Our Board has determined that each of our directors other than Barry I. Regenstein, our President and Chief Financial Officer, and Martin C. Blake, Jr., our Chief Operating Officer, qualifies as “independent” under the listing standards of The American Stock Exchange.

Our Board has three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. All Board committees are comprised solely of independent directors.

Audit Committee

The Audit Committee currently consists of Thomas P. Kikis (Chairman), Peter T. Kikis and Robert S. Ellin. The Board has determined that each member is independent under listing standards of the American Stock Exchange (“AMEX”) and the applicable rules of the SEC, that each member is “financially literate” under the AMEX listing standards and that Mr. Thomas P. Kikis qualifies as an Audit Committee Financial Expert under the applicable rules of the SEC.

The Audit Committee hires the Company's independent accountants and is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent accountants, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent accountants, the scope of the audit and the qualifications and independence of the auditors. The report of the Audit Committee is set forth later in this proxy statement. The Audit Committee held four meetings during the fiscal year ended March 31, 2008. A copy of the Audit Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Thomas P. Kikis (Chairman), Peter T. Kikis and Laurence A. Levy. The Board has determined that each member of this committee is independent under the AMEX listing standards. The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and committees of the Board, promulgating minimum qualifications that it believes must be met by director nominees, establishing policies for considering director candidates recommended by shareholders, implementing procedures for shareholders in submitting recommendations for director candidates and developing and recommending to the Board corporate governance guidelines.

The Nominating and Corporate Governance Committee has established the following minimum qualifications for prospective nominees: (1) high accomplishments in his or her respective field, with superior credentials and recognition, (2) if applicable, a demonstrated history of actively contributing at board meetings, (3) high personal and professional integrity, exceptional ability and judgment, and effectiveness, in conjunction with the other nominees to the Board, in serving the long-term interests of the shareholders and (4) sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including whether the nominee has direct experience in the industry or in the markets in which the Company operates and the definition of independence within the meaning of the American Stock Exchange listing standards. Nominees must also meet any applicable requirements of the SEC's regulations, state law and the Company's Certificate of Incorporation and By-laws.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee may solicit recommendations from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee will then, without regard to the source of the initial recommendation of such proposed director candidate, review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate. Upon identifying individuals qualified to become members of the Board, consistent with the minimum qualifications and other criteria approved by the Board from time to time, and provided that the Company is not legally required to provide third parties with the ability to nominate individuals for election as a member of the Board, the Nominating and Corporate Governance Committee will then recommend that the Board select the director nominees for election at each annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company's shareholders. A shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary not less than 120 days nor more than 150 days in advance of the date that the Company's proxy statement was mailed to shareholders in connection with the previous year's annual meeting of shareholders; provided that if the date of this year's annual meeting of shareholders has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such proposal must be received by the Company a reasonable time before the Company solicits proxies for the election of directors. Proposing shareholders are also required to provide information with regard to the nominees, including their full names and residence and business addresses; business experience for the most recent five years; including principal occupations and employment, the number of shares of the Company's stock owned by the proposed nominees and a description of legal or administrative proceedings or order or decree any nominee is or has been a party to or is or was subject to during the past five years, the name and residence and business address of the shareholder who makes the nomination, the number of shares of the Company's capital stock owned directly or indirectly by the shareholder who makes the nomination and any other information regarding each of the nominees required by Schedule 14A of the Exchange Act. A copy of the full text of the By-laws provision and the procedures established by the Nominating and Corporate Governance Committee may be obtained by writing to our Secretary. All notices of proposals by shareholders, whether or not included in our proxy materials, should be sent to Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540, Attention: Barry I. Regenstein, President.

The Nominating and Corporate Governance Committee was formed in April 2005 and held four meetings during the fiscal year ended March 31, 2008. Prior to the creation of the Nominating and Corporate Governance Committee, the Board performed the functions of a nominating committee. A copy of the Nominating and Corporate Governance Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

Compensation Committee

The Compensation Committee currently consists of Laurence A. Levy (Chairman), Peter T. Kikis and Robert S. Ellin. The Board has determined that each member is independent under the AMEX listing standards. The Compensation Committee sets the compensation of the other senior executives of the Company, administers the stock option plans and the executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans, stock option plans and executive compensation plans. The report of the Compensation Committee is set forth later in this proxy statement. The Compensation Committee held three meetings during the fiscal year ended March 31, 2008. A copy of the Compensation Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of independent, non-employee directors. No interlocking relationships exist among our Board, Compensation Committee or executive officers and the Board, Compensation Committee or executive officers of any other company, nor has an interlocking relationship existed in the past.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to directors, officers, senior management and certain other employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company will provide a copy of its Code of Business Conduct and Ethics to any person without charge, upon request, and a copy of this code is available for viewing on our website at www.commandsecurity.com. Requests for a copy of the Code of Business Conduct and Ethics can be made in writing to the following address: Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540, Attention: Barry I. Regenstein, President.

Related Party Transaction Policies and Procedures

The Board has adopted a written Code of Ethics & Business Conduct that applies to all its employees, officer and directors. In keeping in the spirit of such code, and specifically the Conflict of Interest section of the Code of Ethics & Business Conduct, it is the Company's policy not to enter into any transactions with one of its executive officers, directors or director nominees, or stockholders known to beneficially own over 5% of a class of our voting stock or their related persons, unless the transaction is approved by a majority of the Company's disinterested directors after a full disclosure.

Communications with Directors

The Board has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of the Board, or the independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540, Attention: Gary Herman, Secretary. To communicate with any of our directors electronically, a shareholder should send an email to the Company's Secretary: gherman@gallowaycap.com.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company's Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

It is the Company's policy that its directors are invited and encouraged to attend the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding common shares to file reports of ownership and changes in ownership with the SEC and to furnish copies to us.

Based upon a review of the reports furnished to us and representations made to us, we believe that, during the fiscal year ended March 31, 2008, all reports required by Section 16(a) of the Exchange Act to be filed by our officers and directors and 10% beneficial owners were filed on a timely basis with the exception of the following: Peter T. Kikis did not file a Form 4 on a timely basis with respect to transfers of shares to a foundation controlled by his son Thomas P. Kikis.

Executive Compensation

Summary Compensation Table for Fiscal Year Ended March 31, 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Barry I. Regenstein President & CFO	2008	275,000	25,000	--	--	--	--	30,000	330,000
Martin C. Blake, Jr. COO	2008	275,000	25,000	--	--	--	--	--	300,000
John C. Reed RVP	2008	100,000	10,000	--	--	--	--	--	110,000
William A. Vigna RVP	2008	100,000	10,000	--	--	--	--	10,400	120,400
Marc W. Brown* RVP	2008	150,000	7,500	--	--	--	--	10,800	168,300

*Mr. Brown commenced employment with the Company on April 12, 2007.

(1)	The amounts in this column reflect automobile allowances for each named executive officer in the amounts set forth in the table above.

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended March 31, 2008

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Barry I. Regenstein(1)	500,000	--	$1.35	8/29/2014(1)
Martin C. Blake, Jr.(2)	200,000	--	$1.35	8/29/2014(2)
Marc W. Brown(3)	50,000	--	$3.00	4/11/2017(3)

(1) Granted pursuant to the Employment Agreement of Barry I. Regenstein dated August 30, 2004. Options vested as follows: (i) 200,000 shares on the effective date of the Employment Agreement, and (ii) 12,500 shares per month commencing one year after the effective date of the Employment Agreement.

(2) Granted on August 30, 2004 under the Company’s 2000 Stock Option Plan. Options vested as follows: (i) 80,000 shares on the effective date of the Stock Option Agreement, and (ii) 5,000 shares per month commencing one year after the effective date of the Stock Option Agreement.

(3) Granted pursuant to the Employment Agreement of Marc W. Brown dated April 12, 2007. Options vested with respect to one-twelfth (1/12) of the aggregate number of shares on the date of issuance and on the same date of each succeeding month.

Non-Executive Director Compensation for Fiscal Year Ended March 31, 2008

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
(a)	(b)	(d)	(h)
Bruce R. Galloway(3)	$16,000	$10,000	$26,000
Robert S. Ellin(4)	$13,000	$10,000	$23,000
Thomas P. Kikis(5)	$17,625	$10,000	$27,625
Peter T. Kikis(6)	$15,500	$15,000	$30,500
Martin R. Wade, III(7)	$16,875	$15,000	$31,875

(1) The amounts in this column reflect Board meeting fees and committee fees earned in the fiscal year ended March 31, 2008 for service on the Company’s Board of Directors and its committees. Each of the Company’s non-employee directors receives from the Company an annual cash fee of $10,000, paid quarterly in arrears. Non-employee directors are also paid $1,000 per meeting of the Board attended during their term of service. In addition, the Chairman of the Company’s Audit Committee receives an additional cash payment of $2,500 per annum and the Chairman of the Company’s Compensation Committee receives an additional cash payment of $1,500 per annum.

(2) The amounts in this column reflect the compensation costs for financial reporting purposes for the year under FAS 123R without regard to forfeiture assumptions. In addition, non-employee directors are granted a fully vested option to purchase 10,000 common shares on each anniversary of becoming a director during their term of service; the Chairmen of our Audit and Compensation Committees are granted a fully vested option to purchase an additional 5,000 common shares on each anniversary of their term of service as such. See Note 18 “Stock Option Plan and Warrants,” in the Notes to the Company’s Consolidated Financial Statements included in Part IV, Item 15 of its Annual Report on Form 10-K for the year ended March 31, 2008 for the Company’s assumptions used to determine the compensation costs associated with stock option awards that it expensed in fiscal 2008.

(3) On September 20, 2007, Mr. Galloway was awarded 10,000 stock options. As of March 31, 2008, Mr. Galloway had an aggregate of 30,000 stock option awards outstanding. Mr. Galloway resigned as a member of the Company’s Board of Directors effective December 21, 2007. Mr. Galloway continues to be employed by the Company as manager of internal investor relations.

(4) On September 20, 2007, Mr. Ellin was awarded 10,000 stock options. As of March 31, 2008, Mr. Ellin had an aggregate of 30,000 stock option awards outstanding.

(5) On September 20, 2007, Mr. Thomas Kikis was awarded 10,000 stock options. As of March 31, 2008, Mr. Thomas Kikis had an aggregate of 30,000 stock option awards outstanding.

(6) On September 20, 2007, Mr. Peter Kikis was awarded 15,000 stock options. As of March 31, 2008, Mr. Peter Kikis had an aggregate of 45,000 stock option awards outstanding.

(7) On September 20, 2007, Mr. Wade was awarded 15,000 stock options. As of March 31, 2008, Mr. Wade had an aggregate of 45,000 stock option awards outstanding. Mr. Wade resigned as a member of the Company’s Board of Directors effective April 30, 2008.

Employment Agreements

The Company is a party to an employment agreement with Mr. Regenstein, which provides for his services as President and Chief Financial Officer until September 7, 2007. In January 2006, Mr. Regenstein was promoted to President of the Company, and he also currently serves as the Company’s Chief Financial Officer. The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 60 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Regenstein will receive a base annual salary of $250,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time, based on the attainment of performance targets established by the Compensation Committee. Mr. Regenstein is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

On the effective date of the employment agreement, which is August 30, 2004, Mr. Regenstein was granted 500,000 options exercisable at $1.35 per share, 200,000 of which vested immediately upon grant. After August 30, 2005, the remaining options vested at a rate of 12,500 per month during the term of the employment agreement.

In the employment agreement between the Company and Mr. Regenstein if, within two years following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for "good reason" (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments and benefits through the termination date; (B) his base salary for a period of the lesser of (x) one year following the date of termination or (y) the remainder of the term of his employment agreement; and (C) reimbursement of expenses through the termination date. Also, immediately upon a termination referred to in subparagraphs (i) or (ii) above within two years following a Change in Control, all then outstanding options, restricted stock and other equity-based awards granted to such executive but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable.

The Company is also a party to an employment agreement with Mr. Brown, which provides for his services as Vice President—Corporate and Regional Vice President—West Region. The agreement expires on April 11, 2010. The agreement provides for an annual base salary of $150,000, and a grant to Mr. Brown of stock options to purchase an aggregate of 50,000 shares of the Company’s common stock, which options vest as to 1/12th of the shares of common stock subject to the option in each month during his employment with the Company. The stock options expire on April 12, 2017.

For developing new business for the Company or for bringing to the Company new accounts, Mr. Brown will be entitled to receive additional compensation. The additional compensation will be based upon the net amounts received by the Company from each of the new accounts.

Additionally, after each of the first three twelve months of service Mr. Brown will receive, at the Company's option, either (i) restricted shares of the common stock of the Company or (ii) options to purchase common stock of the Company, in each case in an amount equal to two and three quarter percent (2.75%) of the net receipts from the new accounts. Compensation for developing new business for the Company or for bringing to the Company new accounts will continue for a full five (5) years, regardless of whether or not Mr. Brown has been terminated and regardless of the reason for termination.

Each of Messrs. Regenstein, Blake and Brown is eligible to participate in any employee benefit plan and fringe benefit programs, if any, as the Company may from time to time provide to its senior employees generally. The Company offers basic health, major medical, dental and travel insurance to its Named Executive Officers.

Termination Payments

If the Company terminates Mr. Regenstein’s employment (other than for cause, death or disability) or Mr. Regenstein terminates his employment for good reason, the Company will pay to Mr. Regenstein an amount equal to one year’s base salary, plus maintain in effect for one year all benefits and other perquisites received by Mr. Regenstein prior to termination. If termination had occurred on March 31, 2008 in accordance with the preceding sentence, Mr. Regenstein would have received an amount equal to approximately $315,000 ($275,000 for one year’ base salary, $10,000 for continuing medical benefits and $30,000 for his car allowance).

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Company's Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, has recommended to the Board that the following Compensation Discussion and Analysis be included in the Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

COMPENSATION COMMITTEE Laurence A. Levy (Chairman) Peter T. Kikis Robert S. Ellin

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our named executive officers during the last completed fiscal year.

Overview

In the current stage of the Company’s development, the objectives of its executive compensation policy have been to retain the executives who have been integral to its growth, to attract other talented and dedicated executives and to motivate each of its executives to increase overall profitability. To achieve these goals, the Company has strived to offer each executive an overall compensation package, which is simple, but competitive and a substantial portion of which is tied to the achievement of specific performance objectives.

The Company’s overall strategy is to compensate its named executive officers with a mix of cash compensation, in the form of base salary and bonus, and equity compensation, in the form of stock options. The Company’s goal is to set compensation levels to attract, retain, reward and motivate executive officers and employees, align compensation with business objectives and performance and with the interests of the shareholders, position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the employee, recognize the evolving organizational structure of the Company and directly motivate executives to accomplish results as well as foster a company-wide team spirit.

Recently, the Company has retained a compensation consultant to prepare recommendations to the Compensation Committee for the adoption in fiscal 2009 of an Executive Incentive Program covering the Company’s executive officers. The Company’s policy for setting compensation levels has focused on compensating its named executive officers at levels competitive for executives at companies of similar size and development operating in the industry. Compensation decisions have been made by the Company’s President in consultation with the Compensation Committee and the Board of Directors, other than with respect to the President’s compensation, which has been determined by the Compensation Committee and the Board of Directors. In addition to frequent discussions between the President and the Board of Directors, the Company also gathers market compensation data through negotiations related to newly hired executives. The Company believes that the compensation levels for its named executive officers are competitive. The Company expects that as it continues to develop its compensation policies will evolve to reflect that growth and to remain competitive.

Executive Compensation

The Company’s executive compensation policy includes the following elements:

Base Salary. The annual base salary for Barry I. Regenstein, the Company's President and Chief Financial Officer, for Martin C. Blake, Jr., the Company's Chief Operating Officer, for John C. Reed, Regional Vice President—New England Region, for William A. Vigna, Regional Vice President—Mid-Atlantic Region, and for Marc W. Brown, Vice President - Corporate and Regional Vice President - West Region, was reviewed and approved by the Board of Directors. Messrs. Regenstein and Brown were paid in accordance with an employment agreement between each of such executives and the Company. When determining their respective base salaries under their employment agreements, the Board considered, among other things, the level of responsibility, breadth of knowledge and prior experience as well as publicly available compensation information and informal survey information obtained with respect to other small-capitalization, publicly traded companies. No specific weight is given to any of these factors in the evaluation of an executive officer's base salary.

Bonuses. In fiscal 2008, the Compensation Committee did not establish bonus targets for the executive officers and five bonus payouts were made in fiscal 2008 to such executives.

Stock Options. In addition to salary and bonus, the Compensation Committee, from time to time, grants options to executive officers. The Compensation Committee views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that will also benefit shareholders. As such, the specific number of stock options granted to an executive officer is determined on an individual basis by the Compensation Committee's perception of relative contributions or anticipated contributions to overall corporate performance. The Compensation Committee also reviews the total number of options already held by individual executive officers at the time of grant. In fiscal 2008, the Company did not grant options to purchase common shares to any named executive officer, except for Mr. Brown who was granted options to purchase 50,000 shares of the Company’s common stock pursuant to an employment agreement.

Retirement Plan. The Company does not provide a qualified or non-qualified pension plan for its named executive officers. All of its non-highly compensated employees, however, are eligible to participate in a defined contribution plan under Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer up to 15% of their compensation to the plan on a pre-tax basis, subject to the applicable dollar limit set by the Internal Revenue Service.

Perquisites and Other Benefits. As a general matter, the Company limits the use of perquisites in compensating its senior management.

Other Compensation. The employment agreements entered into with the Company's named executive officers will remain in their current form until such time as the Board of Directors determines, in its discretion, that revisions are appropriate. In addition, the Company intends to continue to maintain its current benefits and perquisites for the Company's named executive officers; however, the Board of Directors, in its discretion, may modify, amend or add to a named executive officer’s executive benefits or perquisites if it deems it advisable.

Note Regarding Compensation Committee Composition. Laurence A. Levy, a member of our Board and Chairman of our Compensation Committee, joined our Board and such committee on June 5, 2008, and did not participate in any discussions regarding executive compensation in respect of our fiscal year ended March 31, 2008.

Report of the Audit Committee of the Board

The following is a report of the Audit Committee of the Company's Board of Directors with respect to the Company's audited financial statements for the fiscal year ended March 31, 2008.

In connection with its function of overseeing and monitoring the financial reporting process, the Audit Committee has, among other things, done the following:

•	reviewed and discussed the Company's audited financial statements for the fiscal year ended March 31, 2008 with the Company's management and the Company's independent accountants;

•
discussed with the Company's independent accountants those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended by the Statement on Auditing Standards No. 90 “Audit Committee Communications”; and

•
received and reviewed the written disclosures and the letter from the Company's independent accountants required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the Company's independent accountants their independence from the Company.

Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2008 for filing with the SEC.

AUDIT COMMITTEE Thomas P. Kikis (Chairman) Peter T. Kikis Robert S. Ellin

Certain Relationships and Related Transactions

Peter T. Kikis is the father of Thomas P. Kikis. There are no other family relationships among any of our directors or executive officers.

Deadline for Receipt of Shareholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to us in a timely manner.

A proposal by a shareholder intended for inclusion in our proxy materials for the 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us marked for the attention of the Secretary, Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York, 12540, on or before March 31, 2009, in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2009 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before June 15, 2009. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

As to shareholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter at least 120 days before the date on which we mailed our proxy materials for the prior year's annual meeting of shareholders. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC.

Other Matters

There is no reason to believe that any other business will be presented at the 2008 Annual Meeting; however, if any other business should properly and lawfully come before the 2008 Annual Meeting, the proxies will vote in accordance with the best judgment of the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS Barry I. Regenstein President and Chief Financial Officer July 29, 2008 Lagrangeville, New York